Exhibit 99.1

STONEPEAK CATARINA HOLDINGS LLC

By: STONEPEAK CATARINA UPPER HOLDINGS LLC, its managing member
By: STONEPEAK INFRASTRUCTURE FUND (ORION AIV) LP, its managing member
By: STONEPEAK ASSOCIATES LLC, its general partner
By: STONEPEAK GP HOLDINGS LP, its sole member
By: STONEPEAK GP INVESTORS LLC, its general partner
By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Managing Member	Date: 10/26/2015

STONEPEAK CATARINA UPPER HOLDINGS LLC

By: STONEPEAK INFRASTRUCTURE FUND (ORION AIV) LP, its managing member
By: STONEPEAK ASSOCIATES LLC, its general partner
By: STONEPEAK GP HOLDINGS LP, its sole member
By: STONEPEAK GP INVESTORS LLC, its general partner
By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Managing Member	Date: 10/26/2015

STONEPEAK INFRASTRUCTURE FUND (ORION AIV) LP

By: STONEPEAK ASSOCIATES LLC, its general partner
By: STONEPEAK GP HOLDINGS LP, its sole member
By: STONEPEAK GP INVESTORS LLC, its general partner
By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Managing Member	Date: 10/26/2015

STONEPEAK ASSOCIATES LLC

By: STONEPEAK GP HOLDINGS LP, its sole member
By: STONEPEAK GP INVESTORS LLC, its general partner
By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Managing Member	Date: 10/26/2015

STONEPEAK GP HOLDINGS LP

By: STONEPEAK GP INVESTORS LLC, its general partner
By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Managing Member	Date: 10/26/2015

STONEPEAK GP INVESTORS LLC

By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Managing Member	Date: 10/26/2015

STONEPEAK GP INVESTORS MANAGER LLC

By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Managing Member	Date: 10/26/2015